                                                              EXHIBIT 99

FOR IMMEDIATE RELEASE                      Contact:  Karl Schmitt
                                                   (502) 636-4460


                     CHURCHILL DOWNS COMPLETES
               ACQUISITION OF ELLIS PARK RACE COURSE


     LOUISVILLE,  KY  (April  21,  1998)  - In a special meeting today, the

Kentucky   Racing  Commission  approved  Churchill   Downs   Incorporated's

agreement to  acquire all of the outstanding stock of Racing Corporation of

America (RCA),  which  owns  Ellis  Park Race Course and the Kentucky Horse

Center.

     Under  the  terms  of its agreement  with  RCA,  Churchill  Downs  has acquired all of the capital  stock  of  RCA  for  $22  million payable in a

combination of cash and common stock of Churchill Downs.   As  part  of the

transaction,  RCA's  parent company, TVI Corp., received 200,000 shares  of

Churchill Downs common  stock.   Churchill Downs paid the remaining balance

of $17.150 million from cash on hand and a draw on its bank line of credit.

     Churchill Downs confirmed that  Ellis Park will conduct racing in 1998 on the dates previously awarded to the  racetrack  by  the  Kentucky Racing

Commission.  Richard Schnaars, general manager of Ellis Park, will continue to operate the facility, along with his current management team.

     Headquartered  in  Louisville,  Kentucky, Churchill Downs Incorporated

owns  and operates Churchill Downs racetrack  and  its  flagship  simulcast facility,  the  Louisville  Sports  Spectrum.  Churchill Downs, the world's most legendary racetrack, has conducted  Thoroughbred racing since 1875 and is  home of the Kentucky Derby.  The track  will  host  the  Breeders'  Cup

Championship  in  1998  for  a record fourth time.  Through its subsidiary,

Hoosier Park, L.P., the Company  is  majority owner and operator of Hoosier

Park in Anderson, Indiana, and Sports  Spectrum facilities in Merrillville,

Fort Wayne and Indianapolis, Indiana.  Churchill Downs trades on the Nasdaq

SmallCap Market under the symbol CHDN.